Filed Pursuant to Rule 424(b)(5)

File No. 333-143452

PROSPECTUS SUPPLEMENT

(to Prospectus dated June 15, 2007)

CELL THERAPEUTICS, INC.

6,500 Shares of Series D 7% Convertible Preferred Stock

Warrants to Purchase 1,244,016 Shares of Common Stock

We are offering 6,500 shares of our Series D convertible preferred stock and warrants to purchase up to 1,244,016 shares of our common stock and up to 3,732,054 shares of our common stock issuable upon the conversion of the offered Series D convertible preferred and exercise of the warrants. We will sell our Series D convertible preferred stock and warrants to investors at the negotiated price of $1,000 per share of Series D convertible preferred stock and warrant. Each warrant to purchase shares of our common stock will have an exercise price of $2.55 per share. The warrants are not exercisable for six months from the date of issuance.

For a more detailed description of our Series D convertible preferred stock and warrants, see the sections entitled “Description of Series D 7% Convertible Preferred Stock” and “Description of Warrants” beginning on pages S-11 and S-15, respectively. For a more detailed description of our common stock issuable upon the conversion or exercise of the Series D convertible preferred stock and the warrants, see the section entitled “Description of Capital Stock” beginning on page 5 of the accompanying prospectus.

Rodman & Renshaw, LLC acted as the sole placement agent and book runner on this transaction. The placement agent is not purchasing or selling any of these securities nor is it required to sell any specific number or dollar amount of securities, but has agreed to use its best efforts to sell the securities offered by this prospectus supplement.

The Series D convertible preferred stock and the warrants will not be listed on any national securities exchange. Our common stock is quoted on the Nasdaq Global Market and the MTAX in Italy under the symbol “CTIC.” On November 29, 2007, the last reported sale price of our common stock on the Nasdaq Global Market was $2.55.

Investing in our convertible preferred stock and warrants involves a high degree of risk. See the section entitled “ Risk Factors” beginning on page S-7 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Shares of Convertible Preferred Stock	Per Share of Convertible Preferred Stock(1)	Total
Public offering price of convertible preferred stock and warrants to purchase common stock	6,500	$1,000	$6,500,000
Placement agency fees(2)		$60	$390,000
Total proceeds to us before other expenses(2)		$940	$6,110,000

(1)	Table excludes shares of common stock issuable on exercise of warrants offered hereby.

(2)	A fee equal to 6% of the aggregate proceeds raised in the offering shall be payable to the placement agent.

The convertible preferred stock and warrants will be issued on or about December 3, 2007.

This prospectus supplement is dated November 29, 2007.

Prospectus Supplement

Prospectus

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or related prospectus or to which we have referred you. You must not rely on any unauthorized information or representations. This prospectus supplement and related prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and related prospectus is current only as of its date, and the information contained in any document incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and related prospectus or any sale of a security.

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ABOUT THIS PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about the shares of our common stock and other securities we may offer from time to time under our shelf registration statement, some of which may not apply to the securities offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and contained or incorporated by reference in the accompanying prospectus. We have not authorized anyone, including the placement agent, and the placement agent has not authorized anyone, to provide you with different information. We are offering to sell, and seeking offers to buy, our Series D 7% convertible preferred stock (the “convertible preferred stock”) and warrants only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement and contained, or incorporated by reference in the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, or of any sale of our convertible preferred stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents we have referred you to in “Incorporation of Certain Information by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.

Unless otherwise indicated, “CTI,” “Company,” “we,” “us,” “our” and similar terms refer to Cell Therapeutics, Inc. and its subsidiaries. “CTI” and “XYOTAX” are our proprietary marks. All other product names, trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus are the property of their respective owners.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to the other information contained or incorporated by reference in this prospectus supplement and accompanying prospectus, you should carefully consider the risk factors contained in and incorporated by reference into this prospectus supplement and accompanying prospectus when evaluating an investment in our convertible preferred stock. This prospectus supplement and accompanying prospectus and the documents incorporated by reference into this prospectus supplement and accompanying prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions, including:

•	any projections of earnings, revenues or other financial items;

•	any statements of the plans and objectives of management for future operations;

•	any statements concerning proposed new products or services;

•	any statements regarding future operations, plans, regulatory filings or approvals;

•	any statements on plans regarding proposed or potential clinical trials or new drug filing strategies;

•	any statements concerning proposed new products or services, any statements regarding pending or future mergers or acquisitions; and

•	any statements regarding future economic conditions or performance, and any statement of assumptions underlying any of the foregoing.

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In some cases, forward-looking statements can be identified by the use of terminology such as “may”, “will”, “expects”, “plans”, “anticipates”, “estimates”, “potential”, or “continue” or the negative thereof or other comparable terminology. There can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from these projected or assumed in the forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, including, but not limited to, the risk factors set forth in this prospectus. All forward-looking statements and reasons why results may differ included in this prospectus are made as of the date hereof, and we do not intend to update any such forward-looking statement or reason why actual results might differ.

This prospectus contains and incorporates by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data.

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SUMMARY

The following summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the related prospectus. The following summary does not contain all the information that you should consider before investing in our convertible preferred stock. To understand this offering fully, you should read this entire prospectus supplement and related prospectus carefully, including the financial statements and the documents that we have incorporated by reference into this prospectus.

Our Company

We develop, acquire and commercialize novel treatments for cancer. Our goal is to build a leading biopharmaceutical company with a diversified portfolio of proprietary oncology drugs. Our research, development, acquisition and in-licensing activities concentrate on identifying and developing new, less toxic and more effective ways to treat cancer.

We are developing XYOTAX, paclitaxel poliglumex, for the treatment of non-small cell lung cancer, or NSCLC, and ovarian cancer. As announced in March and May of 2005, our STELLAR 2, 3, and 4 phase III clinical studies for XYOTAX did not meet their primary endpoints of superior overall survival. However, we believe a pooled analysis of STELLAR 3 and 4 studies for treatment of first-line NSCLC patients who have poor performance status, or PS2, demonstrates a statistically significant survival advantage among women receiving XYOTAX when compared to women or men receiving standard chemotherapy. A survival advantage for women over men was also demonstrated in a first-line phase II clinical trial of XYOTAX and carboplatin, known as the PGT202 trial, supporting the potential benefit observed in the STELLAR 3 and 4 trials. In December 2005, we initiated a phase III clinical trial, known as the PIONEER, or PGT305, study, for XYOTAX as first-line monotherapy in PS2 women with NSCLC. In November 2006, we suspended enrollment in the PIONEER trial to allow data related to recently enrolled patients to mature and to assess the differences in early cycle deaths observed between arms of the study. In December 2006, we agreed with the recommendation of the Data Safety Monitoring Board to close the PIONEER lung cancer clinical trial due, in part, to the diminishing utility of the PIONEER trial given our plans to submit a new protocol to the U.S. Food and Drug Administration, or FDA. In early 2007, we submitted two new protocols under a Special Protocol Assessment, or SPA, to the FDA. The new trials, known as PGT306 and PGT307, focus exclusively on NSCLC in women with pre-menopausal estrogen levels, the subset of patients where XYOTAX demonstrated the greatest potential survival advantage in the STELLAR trials. We believe the lack of safe and effective treatment for women with advanced first-line NSCLC who have pre-menopausal estrogen levels, represents an unmet medical need. We initiated the PGT307 trial in September 2007. Although the FDA has established the requirement that two adequate and well-controlled pivotal studies demonstrating a statistically significant improvement in overall survival will be required for approval of XYOTAX in the NSCLC setting, we believe that compelling results from PGT307, along with supporting evidence from prior clinical trials, will enable us to submit a new drug application, or NDA, in the United States. In Europe, we plan to submit a marketing authorization application, or MAA, for first-line treatment of patients with advanced NSCLC who are PS2, based on a non-inferior survival and improved side effect profile which we believe was demonstrated in our STELLAR clinical trials. The basis for this filing has been reviewed by the Scientific Advice Working Party, or SAWP, at the European Medicines Agency, or EMEA; the EMEA agreed that switching the primary endpoint from superiority to noninferiority is feasible if the retrospective justification provided in the marketing application is adequate. The discussions with the SAWP focused on using the STELLAR 4 study as primary evidence of non-inferiority and the STELLAR 3 study as supportive.

We are developing pixantrone, a novel anthracycline derivative, for the treatment of non-Hodgkin’s lymphoma, or NHL. An interim analysis of our ongoing phase III study of pixantrone, known as the EXTEND or PIX301 study, was performed by the independent Data Monitoring Committee in the third quarter of 2006. Based on their review, the study will continue. Pixantrone is also being studied in a phase II study, known as RAPID or PIX203, in which pixantrone is being substituted for doxorubicin in the R-CHOP regiment compared to the standard R-CHOP regimen in patients with previously untreated diffuse large B-cell lymphoma. An interim analysis of the RAPID study was reported in July 2007. The interim analysis of the study showed that to date a majority of the patients on both arms of the study achieved a major objective anti-tumor response (complete response or partial response). Patients on the pixantrone arm of the study had clinically significant reductions in the incidence of severe heart damage, infections, and thrombocytopenia (a reduction in the platelets in the blood) as well as significant reduction in febrile neutropenia. The study, which is targeting enrollment of 280 patients, is expected to complete enrollment in 2009.

In September 2007, we announced that we decided to conduct a full analysis of the EXTEND trial, instead of an interim analysis as previously planned. We currently anticipate completing enrollment in the EXTEND trial in the fourth quarter of this year with primary endpoint data and expect the final results to be reported in the first half of 2008. The FDA agreed that randomized safety data from the RAPID study (CHOP-R vs. CPOP-R) could be used to support the EXTEND results in an NDA submission for pixantrone. In addition, we launched a phase III trial of pixantrone in indolent NHL, the PIX303 trial in September 2007, which will evaluate the combination of fludarabine, pixantrone, and rituximab versus fludarabine and rituximab in patients who have received at least one prior treatment for relapsed or refractory indolent NHL. The target enrollment for the trial is 300 patients. In May 2007, we received fast track designation from the FDA for pixantrone for the treatment of relapsed or refractory indolent NHL.

We are developing brostallicin, which is a small molecule, anti-cancer drug with a novel, unique mechanism of action and composition of matter patent coverage. Data on more than 200 patients treated with brostallicin in phase I/II clinical trials reveal evidence of activity in patients with refractory cancer and patient/physician-friendly dosage and administration. A phase II study of brostallicin in relapsed/refractory soft tissue sarcoma met its pre-defined activity and safety hurdles and resulted in a first-line phase II study that is currently being conducted by the European Organization for Research and Treatment of Cancer (EORTC). Additionally, CTI plans to initiate a phase II/III myxoid liposarcoma trial in 2008. Brostallicin also has demonstrated synergism with new targeted agents as well as established treatments in pre-clinical trials.

Due to resource constraints, we are currently focusing our efforts on near-term products in our pipeline, XYOTAX, pixantrone and brostallicin, and have no immediate plans to conduct additional CT-2106, polyglutamate camptothecin, studies.

On July 31, 2007, we completed our acquisition of Systems Medicine, Inc. (SMi), a privately held oncology company, in a stock for stock merger valued at $20 million. Pursuant to the terms of the Merger Agreement regarding that transaction dated July 24, 2007, if certain FDA regulatory approval milestones are met, the former shareholders of SMi could also receive a maximum of $15 million in additional consideration, payable in either cash or shares of our common stock at our election, provided that we cannot make any payments in shares of our common stock if such payment would mean that the total number of shares issued as consideration under the agreement exceeds 19.9% of our outstanding common stock on (measured as of July 31, 2007, the date the transaction closed) without first obtaining shareholder approval for such issuance as required under NASDAQ rules. SMi continues to operate under the name Systems Medicine LLC, as a wholly-owned subsidiary of CTI. SMi holds worldwide rights to use, develop, import and export brostallicin, a DNA minor groove binding agent that has demonstrated anti-tumor activity and a favorable safety profile in clinical trials in which more than 200 patients have been treated to date. Brostallicin is currently in phase II clinical studies. SMi currently uses a genomic-based platform to guide development of brostallicin; we expect to use that platform to guide development of our licensed oncology products in the future.

SMi also has a strategic affiliation with the Translational Genomics Research Institute, or TGen, and has the ability to use TGen’s extensive genomic platform and high throughput capabilities to target a cancer drug’s “context-of-vulnerability”, which is intended to guide clinical trials toward patient populations where the highest likelihood of success should be observed, thereby potentially lowering risk and shortening time to market.

As of September 30, 2007, we had incurred aggregate net losses of approximately $1,070.4 million since inception. We expect to continue to incur additional operating losses for at least the next several years.

Recent Developments

Agreement to Acquire ZEVALIN®

On August 15, 2007, we entered into an Asset Purchase Agreement with Biogen Idec Inc. (BIIB) for the purchase of BIIB’s radiopharmaceutical product ZEVALIN® (ibritumomab tiuxetan) for development, marketing and sale in the United States. Under the terms of that agreement, we would acquire ZEVALIN and certain assets related to ZEVALIN for an initial purchase price of $10 million, ongoing royalty payment obligations based on the net sales of ZEVALIN in the United States, and up to two additional payments of $10 million each due upon reaching certain FDA approval milestones. The royalty payments under the agreement would be paid from the time the transaction closes until the latest of (a) the expiration of the last to expire of any patents related to ZEVALIN, (b) the first date on which any person sells a biosimilar product in the United States or (c) December 31, 2015. The transaction has been approved by our board of directors and the board of directors of BIIB and is subject to customary closing conditions, including receipt of third party consents. The transaction is expected to close before the end of 2007. At the closing, we will also enter into certain licensing, supply and services agreements, in addition to a security agreement for the benefit of BIIB.

If the transaction is completed, the acquisition would mark our return to the marketplace with a commercialized oncology product. The FDA approved Zevalin in 2002 to treat patients with relapsed indolent non-Hodgkin’s lymphoma. In 2006, Biogen Idec reported $16.4 million in U.S. Zevalin sales.

Corporate Integrity Agreement

In anticipation of our proposed acquisition of ZEVALIN®, we entered into a Corporate Integrity Agreement with the Office of Inspector General of the United States Department of Health and Human Services (OIG-HHS). This agreement was part of the condition of our settlement with the United States Attorney General regarding certain litigation over TRISENOX, as disclosed in the prospectus accompanying this prospectus supplement. The agreement is intended to promote compliance with statutes, regulations and written directives of Medicare, Medicaid and all other federal health care programs and FDA requirements through the creation of a compliance committee and compliance program and the adoption of a formal code of conduct. The agreement will become effective on the earlier of the closing of the ZEVALIN acquisition or the date on which we first begin to manufacture, market, sell, or distribute any product reimbursed by federal health care programs and shall remain in effect for five years from that date.

Debt Restructuring

We have a substantial amount of debt outstanding, and our annual interest expense with respect to our debt is significant. We are in the process of reviewing alternatives to restructure our existing debt, including outstanding convertible notes.

Other Information

We were incorporated in Washington in 1991. Our principal executive offices are located at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119. Our telephone number is (206) 282-7100. Our website can be found at www.cticseattle.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus supplement.

The Offering

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the terms of our convertible preferred stock, see the “Description of Series D 7% Convertible Preferred Stock” section in this prospectus supplement. For a more complete description of the warrants, see the “Description of Warrants” section in this prospectus supplement. For a more complete description of our common stock, see the “Description of Capital Stock” section in the accompanying prospectus.

Securities we are offering	6,500 shares of convertible preferred stock, warrants to purchase up to 1,244,016 shares of common stock, and up to 3,732,054 shares of common stock issuable upon conversion of the preferred stock and exercise of the warrants. We will sell our convertible preferred stock and warrants in this offering at a negotiated price of $1,000 per share of convertible preferred stock. Each purchaser will receive a warrant to purchase approximately 191 shares of common stock at an exercise price of $2.55 per share for each share of convertible preferred stock they purchase in the offering.

Description of Series D 7% convertible preferred stock

Dividends	Dividends will be cumulative and will accrue daily from the date of closing of this offering, which is expected to be December 3, 2007, at the annual rate of 7% of the stated value of the convertible preferred stock, payable quarterly on each January 1, April 1, July 1 and October 1 commencing January 1, 2008. The initial stated value of the preferred stock is $1,000 per share. Any dividends must be declared by our board of directors and must come from funds that are legally available for dividend payments. In the event that funds are not legally available to pay any dividend on the convertible preferred stock, the amount of the stated value of the stock shall be increased by the amount of such unpaid dividend. Dividends on the convertible preferred stock will accrue regardless of whether or not earned or declared and regardless of whether or not we have profits, surplus or other funds legally available for the payment of dividends. Payment of dividends on convertible preferred stock and our common stock are subject to additional restrictions as described under “Risk Factors — We may not be able to pay cash dividends on any class of capital stock due to legal and contractual restrictions and lack of liquidity.”

Optional Conversion	The convertible preferred stock can be converted at your option at any time into shares of our common stock at a conversion price determined by dividing the stated value of the convertible preferred stock to be converted into the conversion price, which is initially $2.6125. The initial conversion price is subject to adjustment in certain events, including a non–stock fundamental change or a common stock fundamental change, which are explained in more detail under the section entitled “Description of Series D 7% Convertible Preferred Stock — Conversion — Conversion Price Adjustment — Fundamental Transaction.”

Mandatory Conversion	On or after June 3, 2008, we may require you to convert up to 100% of your shares of convertible preferred stock if the volume weighted average price of our common stock price exceeds $5.50 for a continuous 20-day period, provided that we meet certain requirements as described under the section entitled “Description of Series D 7% Convertible Preferred Stock — Conversion — Mandatory Conversion.”

Limitations on Conversion	We cannot effect a conversion of your convertible preferred stock and you may not request a conversion of your convertible preferred stock if such conversion would result in you and your affiliates owning more than 4.99% of our outstanding common stock after conversion, unless you have specifically requested that such limitation not apply to you. This limitation on beneficial ownership can be waived once by you, on at least 61 days’ notice, allowing ownership of up to 9.99% of our common stock by you and your affiliates.

Liquidation Preference	In the event of our voluntary or involuntary dissolution, liquidation or winding up, you will be entitled to be paid a liquidation preference equal to the stated value of your convertible preferred stock, plus accrued and unpaid dividends and any other payments that may be due on such shares, before any distribution of assets may be made to holders of capital stock ranking junior to the convertible preferred stock but after any prior liquidation rights of the holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock and the holders of the Series C Preferred Stock.

Optional Redemption	On or after December 3, 2009, subject to the prior rights of the Series A 3% Convertible Preferred Stock, Series B 3% Convertible Preferred Stock and Series C 3% Convertible Preferred Stock, you may redeem the convertible preferred stock, in whole or in part, at your option for the stated value at the time of such redemption, together with accrued but unpaid dividends and other payments that may be due on such shares. See the section entitled “Description of Series D 7% Convertible Preferred Stock — Redemption — Optional Redemption” below.

Redemption on the Occurrence of Certain Events	At any time after the occurrence of certain triggering events, as defined in the section entitled “Description of Series D 7% Convertible Preferred Stock—Redemption—Redemption on Triggering Event” below, the holders of the convertible preferred stock will be entitled to require redemption of all shares of convertible preferred stock then held by such holder for a redemption amount equal to the greater of (a) 130% of the stated value or (b) the product of (1) the volume weighted average price of the common stock on the trading day prior to the conversion multiplied by (2) the stated value divided by the conversion price; plus all accrued but unpaid dividends or other payments due on such shares.

Voting Rights	The Series D 7% convertible preferred stock will vote on an as-converted basis with the common stock, the Series A 3% convertible preferred stock and Series B 3% convertible preferred stock, both of which vote on an as-converted basis, and the Series C 3% convertible preferred stock, which has approximately 0.86 votes per share of common stock into which the Series C 3% convertible preferred stock is convertible. However, we cannot alter or adversely change the rights of the convertible preferred stock, authorize or create any class of senior or parity preferred stock, amend our articles of incorporation or other charter documents in such a way that it would adversely affect the rights of the convertible preferred stock, or increase the number of authorized shares of the convertible preferred stock without the approval of holders of a majority of the convertible preferred stock. In addition, you may have the right to vote as a separate class on certain corporate actions under Washington law.

Description of warrants

Each purchaser of our Series D 7% convertible preferred stock will receive a warrant to purchase approximately 191 shares of common stock for each share of Series D 7% convertible preferred stock they purchase in the offering. The warrants are exercisable at an exercise price of $2.55 per share of our common stock at any time on or after June 3, 2008 for a period of two years from the date the warrants become exercisable.

For more information on the warrants, see “Description of Warrants” in this prospectus supplement.

Use of proceeds after expenses	We intend to use the proceeds from this offering towards the closing of our anticipated acquisition of ZEVALIN from Biogen Idec and for general corporate purposes including, without limitation, research and development, preclinical and clinical trials, the preparation and filing of new drug applications and general working capital. See “Use of Proceeds” in this prospectus supplement.

Market for the convertible preferred stock and warrants	There is no established public trading market for the offered convertible preferred stock or warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing the convertible preferred stock or warrants on any securities exchange.

RISK FACTORS

You should carefully consider the risks described below and other information in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before deciding to invest in our convertible preferred stock. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects. If any of the following risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects. In that case, the trading price of our securities could decline.

Please see the information provided under Item 1A Risk Factors of our quarterly report on Form 10-Q for the quarter ended September 30, 2007, filed on November 9 , 2007, which is incorporated by reference herein.

Risks Related to this Offering

There is no public market for the convertible preferred stock or warrants to purchase common stock in this offering.

There is no established public trading market for the convertible preferred stock or the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the convertible preferred stock or the warrants on any securities exchange or for quotation on the Nasdaq Global Market. Without an active market, the liquidity of the convertible preferred stock and the warrants will be limited.

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways in which you disagree.

Although we intend to use some or all of the net proceeds from this offering toward the closing of our acquisition of Zevalin, we may instead use some or all of the net proceeds for other general corporate purposes, and we have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The warrants are not immediately exercisable.

The warrants being sold as part of this offering, which have an exercise price of $2.55 per share, will not be exercisable until June 3, 2008 and will expire on June 3, 2010. In the event our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

Purchasers of the convertible preferred stock who convert their shares into common stock will incur immediate dilution.

If you convert your shares of convertible preferred stock into or exercise your warrants for shares of common stock, you will experience immediate and substantial dilution because the per share conversion price of your shares of convertible preferred stock and exercise price of your warrants will be higher than the net tangible book value per share of the outstanding common stock immediately after this offering. In addition, you will experience dilution when we issue additional shares of common stock that we are permitted or required to issue under options, warrants, our stock option plan or other employee or director compensations plans.

If we automatically convert the convertible preferred stock, you should be aware that there is a substantial risk of fluctuation in the price of our common stock from the date we elect to automatically convert to the conversion date.

We may elect to automatically convert the convertible preferred stock if the volume weighted average price of the company’s common stock exceeds $5.50 of the conversion price for each of 20 consecutive trading days. You should be aware that there is a risk of fluctuation in the price of our common stock between the time when we may first elect to automatically convert the preferred and the automatic conversion date.

Automatic conversion will affect your rights and preferences without any action by you.

We may elect to automatically convert the convertible preferred stock without any action taken by you, and we may do so at a time when you do not think it is prudent to convert your convertible preferred stock. Upon conversion, you will lose all preferences to which the convertible preferred stock is entitled, including your liquidation preference and your dividend preference. Moreover, because you will then own common stock, your ownership interest in the company will be diluted.

We may not be able to pay cash dividends on any class of capital stock due to legal and contractual restrictions and lack of liquidity.

Dividends payable on the Series D 7% Convertible Preferred Stock total in the aggregate approximately $113,750 each quarter. Historically, our earnings have been insufficient to cover our fixed charges and will be insufficient to cover fixed charges and convertible preferred stock dividend payments immediately following the offering. If we were to become profitable, our ability to pay cash dividends on the convertible preferred stock requires the availability of adequate net assets. Even if adequate net assets are available to pay cash dividends on the convertible preferred stock, we may not have sufficient cash flow to cover fixed charges and the convertible preferred stock dividend payments or to permit the payment of convertible preferred stock dividends.

Holders of our convertible preferred stock or warrants will have no rights as a common stockholder until they acquire our common stock.

Until you acquire shares of our common stock upon conversion or exercise of the offered convertible preferred stock and warrants, you will have no rights with respect to our common stock, including rights to respond to tender offers and rights to receive any dividends or other distributions on our common stock, except that the holders of the convertible preferred stock will have the right to vote with the common stock on an as-converted basis. Upon conversion of the convertible preferred stock or exercise of the warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the conversion date, however, in the case of conversion of the convertible preferred stock you will still be entitled to vote on matters for which the record date occurs before the conversion date by virtue of the voting rights of the convertible preferred stock.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, after deducting placement agent fees and our estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in this offering, will be approximately $6.0 million.

We currently intend to use the net proceeds from this offering for the closing of our purchase of ZEVALIN as well as for working capital and for general corporate purposes, which may include, among other things, funding research and development, preclinical and clinical trials, the preparation and filing of new drug applications and general working capital.

We cannot estimate precisely the allocation of the net proceeds from this offering among these uses. The amounts and timing of the expenditures may vary significantly, depending on numerous factors, including the progress of our clinical trials and other development efforts as well as the amount of cash used in our operations. Accordingly, our management will have broad discretion in the application of the net proceeds of this offering. We reserve the right to change the use of proceeds as a result of certain contingencies such as competitive developments, opportunities to acquire technologies or products and other factors. Pending the uses described above, we may temporarily invest the net proceeds of this offering in short- and medium-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DETERMINATION OF OFFERING PRICE

We will sell our convertible preferred stock and warrants in this offering at a negotiated price of $1,000 per share of convertible preferred stock. Each purchaser of our convertible preferred stock will receive a warrant to purchase approximately 191 shares of common stock at an exercise price of $2.55 per share for each share of convertible preferred stock they purchase in the offering. Prior to this offering, there was no public market for the convertible preferred stock or the warrants. The terms and conditions of the convertible preferred stock, including the dividend rate and the conversion price, and the warrants, including exercise price, were determined by negotiation by us and the placement agent. The principal factors considered in determining these terms and conditions include:

•	the market price of our common stock;

•	the information set forth in this prospectus supplement and accompanying prospectus and otherwise available to the placement agent;

•	our history and prospects and the history of, and prospects for, the industry in which we compete;

•	our past and present financial performance and an assessment of our management;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by the placement agent and us.

DIVIDEND POLICY

We currently intend to pay cash dividends on the convertible preferred stock. Dividends on the convertible preferred stock are cumulative, meaning that if they are not paid they continue to accrue and must be paid prior to the payment of any dividends on our common stock. For a discussion of dividends payable on the convertible preferred stock, please see “Description of Series D 7% Convertible Preferred Stock — Dividends.”

We have never declared or paid any cash dividends on our common stock and do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. Except for dividends payable on the Series A 3% Convertible Preferred Stock, the Series B 3% Convertible Preferred Stock and the Series C 3% Convertible Preferred Stock, we currently intend to retain all of our future earnings, if any, to finance operations. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and other factors that our board of directors may deem relevant.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and preferred dividends for each of the periods indicated.

	Year Ended December 31,					Nine Months Ended September 30,
	2002	2003	2004	2005	2006	2006	2007
	(dollars in thousands)
Ratio of earnings to fixed charges and preferred stock dividends(1)	—		—	—	—	—	—

(1)	Earnings were not sufficient to cover fixed charges, earnings consist of income (loss) before provision for income taxes plus fixed charges. Fixed charges consist of interest charges and that portion of rental payments under operating leases we believe to be representative of interest. Earnings for the years ended December 31, 2002, 2003, 2004, 2005 and 2006 and for the nine months ended September 30, 2006 and 2007, were insufficient to cover fixed charges by $49,903, $130,031, $252,298, $102,505, $135,819, $100,219 and $109,243 (in thousands) respectively. For this reason, no ratios are provided for these periods.

DESCRIPTION OF SERIES D 7% CONVERTIBLE PREFERRED STOCK

The material terms and provisions of the convertible preferred stock being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to, and qualified in its entirety by, the rights, preferences and privileges of the Series D convertible preferred stock set forth in the articles of amendment to our amended and restated articles of incorporation to be filed as an exhibit to our current report on Form 8-K which we will file with the SEC on or about December 3, 2007.

Rank

The convertible preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank junior to our Series A 3% Convertible Preferred Stock, Series B 3% Convertible Preferred Stock and Series C 3% Convertible Preferred Stock, and senior to our common stock and the company may not redeem, purchase or otherwise acquire any common stock or other securities of the company junior to the convertible preferred stock except for repurchases of shares of common stock from employees, officers, directors, consultants or others who perform services for the company and who are subject to an agreement with the company providing a right of repurchase of such shares at cost or on the occurrence of certain events, such as termination of employment.

Dividends

Holders of the convertible preferred stock are entitled to receive cumulative dividends at a rate of 7% per annum of the stated value of the convertible preferred stock, to be paid quarterly on each January 1, April 1, July 1 and October 1 with the first such payment to be made on January 1, 2008. The initial stated value of the convertible preferred stock is $1,000 per share. Dividends will also be paid on the date any shares of the convertible preferred stock are converted with regard to such shares being converted and on the redemption date with regard to shares being redeemed under the optional redemption provisions of the company’s articles of incorporation. The dividends shall start accruing on the date of the first issuance of the convertible preferred stock under this prospectus and will be calculated on the basis of a 360-day year, consisting of twelve 30-day periods, and will accrue daily from the date of the closing of this offering. The dividends will be deemed to accrue whether or not earned or declared and whether or not there are profits, surplus or other funds of the company legally available for the payment of dividends. If the company does not have funds legally available for payment of any dividend, that dividend will accrete to and increase the stated value of the convertible preferred stock. If a dividend is not paid within three trading days following the date on which such dividend was to be paid, the dividend shall accrue a late fee, payable in cash, of 18% per annum from the date such payment was due through and including the date such payment is made.

In the event that any dividends due on the convertible preferred stock remain unpaid, the company may not redeem any stock that is junior to or on parity with the convertible preferred stock, nor may it set aside any funds or contribute to a sinking fund for such purpose.

Liquidation Preference

Upon the company’s voluntary or involuntary dissolution, liquidation or winding up, holders of the convertible preferred stock will be entitled to receive, subject to any prior liquidation rights of the outstanding Series A 3% Convertible Preferred Stock, Series B 3% Convertible Preferred Stock and Series C 3% Convertible Preferred Stock, the stated value of such holder’s shares of convertible preferred stock plus any accrued and unpaid dividends and other payments that may be due on the shares before the holders of common stock or any other junior securities of the company receive any payments from such liquidation. In the event the amount available for payment of this liquidation preference is less than the full amount of the stated value of all shares of convertible preferred stock then outstanding, the assets to be distributed to the holders of the convertible preferred stock will be ratably distributed among such holders in accordance with the respective amounts that would be payable on such holder’s shares if the liquidation preference was paid in full.

Conversion

Optional Conversion.

The convertible preferred stock shall be convertible at the option of the holders thereof into registered shares of the company’s common stock at anytime after the closing of the transaction into the number of shares of common stock determined by dividing the aggregate stated value of the convertible preferred stock being converted by the conversion price then in effect. The initial conversion price is $2.6125 and is subject to adjustment as described below. This right to convert is limited by the beneficial ownership limitation described below.

Mandatory Conversion.

At any time after the 6-month anniversary of the closing of this offering, if the volume weighted average price of the company’s common stock exceeds $5.50 for each of 20 consecutive trading days, then the company shall have the right to force the investors to convert up to 100% of the outstanding convertible preferred stock into the number of registered shares of the company’s common stock determined by dividing the stated value of the shares to be converted by the conversion price in effect at that time.

Beneficial Ownership Limitation.

The company may not effect any conversion and the holder may not request conversion of the convertible preferred stock if following such conversion the holder and its affiliates would beneficially own in excess of 4.99% of the company’s outstanding convertible preferred stock after giving effect to such conversion, unless the holder has elected to not have such limitation be applicable to their investment. The amount of beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations of that section, except that any convertible preferred stock not being converted will not be included in the calculation of the holder’s beneficial ownership. A holder may waive the beneficial ownership limitation one time upon not less than 61 days’ notice to the company, and if such limitation is waived, the holder will be allowed to convert shares of the convertible preferred stock provided that such holder and its affiliates do not own more than 9.99% of the company’s outstanding common stock after giving effect to such conversion.

Conversion Price Adjustment.

Stock Dividends and Stock Splits. If the company pays a stock dividend or otherwise makes a distribution payable in shares of the common stock on the shares of the common stock or any common stock equivalents, subdivides or combines its outstanding common stock, or reclassifies its common stock in such a way that it issues additional shares of capital stock of the company, the conversion price will be adjusted by multiplying the then existing conversion rate by a fraction the numerator of which is the number of shares outstanding immediately before the distribution, dividend, adjustment or recapitalization and the denominator of which is the number of shares outstanding immediately after such action.

Rights Offerings. If the company issues rights, options or warrants to holders of the common stock giving such holders a right to subscribe for or purchase shares of common stock at a price per share lower than the volume weighted average price of the common stock on the record date for such issuance and does not offer the same rights to the holders of the convertible preferred stock, the conversion price will be adjusted to reflect the rights offering by multiplying such conversion price by a fraction the numerator of which is the number of shares outstanding before such record date plus the number of shares which the aggregate offering price (assuming full subscription) would purchase at the value weighted average price of the common stock on such record date and the denominator of which is the number of shares of common stock outstanding on the record date plus the aggregate number of shares offered for subscription or purchase.

Pro Rata Distributions. If the company distributes evidences of its indebtedness, assets (including cash or cash dividends), warrants or other rights to subscribe for its securities (other than common stock) to the holders of the common stock, then the conversion price will be adjusted by multiplying the conversion price in effect immediately prior to the record date for such distribution by a fraction the numerator of which is the volume weighted average price of the common stock on such record date minus the fair market value at such record date of the distributed evidence of indebtedness, asset, warrant or other right applicable to one share of common stock, such fair market value to be determined by the board in good faith, and the denominator of which is the volume weighted average price of the common stock on such record date.

Fundamental Transaction. If the company effects a “fundamental transaction” (as defined below), then upon any future conversion of the convertible preferred stock, the holders will have the right to receive, for each share of common stock they would have received upon such conversion, the same kind and amount of securities, cash or property as such holder would have been entitled to receive in the transaction had it been the holder of a share of common stock immediately prior to the transaction. The term fundamental transaction means any of the following:

•	a merger or consolidation of the company with or into another entity;

•	the sale of all or substantially all of the assets of the company in one transaction or a series of related transactions;

•	any tender offer or exchange offer allowing holders of the common stock to tender or exchange their shares for cash, property or securities, regardless of who makes such offer; or

•	any reclassification of the common stock or any compulsory share exchange by which the common stock is effectively converted into or exchanged for other securities, cash or property.

If the holders of the common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, the holders of the convertible preferred stock will be given the same choice on conversion of such holder’s shares.

Redemption

Optional Redemption.

On the second anniversary of the closing of this offering, the convertible preferred stock shall be redeemable by any investor at the stated value plus any accrued but unpaid dividends or other payments due on the shares being redeemed, subject to the prior rights of the Series A 3% Convertible Preferred Stock, Series B 3% Convertible Preferred Stock and Series C 3% Convertible Preferred Stock. The initial stated value of the convertible preferred stock is $1,000 per share.

Redemption on Triggering Event.

At any time after the occurrence of a “triggering event”, as defined below, the holders of the convertible preferred stock will be entitled to require redemption of all shares of convertible preferred stock then held by such holder for a redemption amount equal to the greater of (a) 130% of the stated value or (b) the product of (1) the volume weighted average price of the common stock on the trading day immediately preceding the conversion multiplied by (2) the stated value divided by the conversion price; plus all accrued but unpaid dividends or other payments due on such shares. The term “triggering event” means the occurrence of any of the following:

•	the company fails to provide an effective registration statement for the common stock issuable on conversion of the convertible preferred stock, subject to a grace period of 20 calendar days;

•

the company fails to deliver stock certificates for the common stock issued on a conversion of the convertible preferred stock before the fifth trading day after the certificates are required to be delivered;

•	the company provides notice to the holders or public notice that it does not intend to comply with requests for conversion of the convertible preferred stock;

•	the company fails to have available a sufficient number of authorized and unreserved shares of common stock for issuance on conversion of the convertible preferred stock;

•

the company fails to observe or perform a covenant, agreement or warranty contained in, or otherwise commits a breach, of the purchase agreement and related transaction documents under which the convertible preferred stock are being sold, and such failure or breach is not cured within 30 calendar days after the company receives notice of such failure or breach;

•

the company is a party to a change of control transaction which transfers control of greater than 33% of the legal or beneficial ownership of the company or which is a merger, consolidation, sale of assets or similar transaction following which the shareholders of the company immediately prior to the transaction own less than 66% of the aggregate voting power of the surviving or acquiring entity;

•

the company enters into voluntary or involuntary bankruptcy proceedings that are not dismissed within 60 days, is adjudicated bankrupt or insolvent, has a custodian appointed for any significant part of its assets, makes a general assignment for the benefit of creditors, calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, or acts or fails to act in such a manner that it expressly indicates its consent to, approval of or acquiescence in any such proceedings;

•	the company’s common stock is not listed or quoted for trading on the Nasdaq Global Market or Nasdaq Capital Market for more than 5 trading days, even if such days are not consecutive; or

•

any monetary judgment, writ or similar final process is entered or filed against the company or a subsidiary or any of its property or assets for greater than $50,000 and such judgment, writ or similar final process is not vacated, bonded or stayed within 45 calendar days.

Voting Rights

The convertible preferred stock shall have the right to the number of votes equal to the number of shares of common stock issuable upon conversion of the preferred stock, and shall vote with the common stock as a single class except where a separate class vote is required by law. However, the company cannot take any of the following actions without the approval of holders of a majority of the convertible preferred stock:

•	alter or adversely change the rights of the convertible preferred stock;

•	authorize or create any class of senior or parity preferred stock with respect to dividends, redemption or distribution of assets on liquidation;

•	amend the company’s articles of incorporation or other charter documents in such a way that it would adversely affect the rights of the convertible preferred stock; or

•	increase the number of authorized shares of the convertible preferred stock without the approval of holders of a majority of the convertible preferred stock.

In addition, the company has agreed to not to take any of the following actions without the approval of 67% in stated value of the then outstanding shares of the convertible preferred stock:

•	amend the articles of incorporation, bylaws or other charter documents of the company so as to materially adversely affect the rights of any holder of the convertible preferred stock;

•	repay, repurchase or offer to repay or repurchase or otherwise acquire any of its common stock, common stock equivalents or securities junior to the convertible preferred stock except

•	transactions permitted by the purchase agreement and related agreements under which the convertible preferred stock is being sold; or

•

the repurchase of up to 1,000,000 shares of common stock in any 12-month period from employees, officers, directors, consultants or others performing services for the company or any of its subsidiaries under agreements approved by a majority of the board of directors or under which the company has the option to repurchase such shares at cost or at cost on the occurrence of certain events such as termination of employment;

•	pay cash dividends or distributions on any securities of the company junior to the convertible preferred stock; or

•	enter into any agreement or understanding to take any of the actions listed above.

DESCRIPTION OF WARRANTS

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to, and qualified in its entirety by, the form of warrant to be filed as an exhibit to our current report on Form 8-K, which we expect to file with the SEC on or about December 3, 2007

The warrants will be exercisable on or after June 3, 2008 and will terminate on the second anniversary of the date the warrants become exercisable. The warrants will be exercisable, at the option of each holder, upon the surrender of the warrants to us and the payment in cash of the exercise price of the shares being acquired upon exercise of the warrants.

The exercise price per share of common stock purchasable upon exercise of the warrants is $2.55 per share of common stock being purchased. The exercise price is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. The holders of the warrants are entitled to 20 days’ notice before the record date for certain distributions to holders of our common stock. If certain “fundamental transactions” occur, such as a merger, consolidation, sale of substantially all of our assets, tender offer or exchange offer with respect to our common stock or reclassification of our common stock, the holders of the warrants will be entitled to receive thereafter in lieu of our common stock, the consideration (if different from common stock), that the holders of our common stock received due to such “fundamental transaction.”

As of the closing of this offering, warrants to purchase 8,298,661 shares of the company’s common stock will be outstanding, of which 1,244,016 are expected to become exercisable for the first time on June 3, 2008.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

All purchasers of the convertible preferred stock and warrants are advised to consult their own tax advisors regarding the federal, state, local and foreign tax consequences of the purchase, ownership, conversion, exercise and disposition of the convertible preferred stock or warrants in their particular situations.

PLAN OF DISTRIBUTION

We are offering through Rodman & Renshaw, LLC, who acted as our sole placement agent (the “placement agent”), 6,500 shares of our convertible preferred stock at a purchase price of $1,000 per share to investors. In addition, each investor in the offering will receive warrants to purchase shares of our common stock, at an exercise price of $2.55 per share. In connection with this offering, we will pay fees to the placement agent. The placement agent will be working solely on a “best efforts” basis and is not purchasing or selling any shares by this prospectus supplement or the accompanying prospectus, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of shares. Therefore, we may not sell the entire amount of shares of our convertible preferred stock and warrants offered pursuant to this prospectus supplement.

The securities purchase agreement provides that the obligations of the investors in the offering are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain opinions from our counsel.

Confirmations and this prospectus supplement will be delivered, or otherwise made available, to all investors who agree to purchase shares of the convertible preferred stock, informing investors of the closing date as to such shares. We currently anticipate that closing of the sale of 6,500 shares of convertible preferred stock and warrants to purchase up to 1,244,016 shares of common stock will take place on or about December 3, 2007. Investors will also be informed of the date and manner in which they must transmit the purchase price for their shares.

On the scheduled closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price of the 6,500 shares of convertible preferred stock and warrants to purchase up to 1,244,016 shares of common stock;

•	we will issue the 6,500 shares of convertible preferred stock and warrants to purchase up to 1,244,016 shares of common stock; and

•	we will pay the placement agent’s fee in accordance with the terms of our agreement with the placement agent.

On November 29, 2007, we entered into a letter agreement with the placement agent to serve as exclusive placement agent for purchasers of our securities pursuant to our existing shelf registration statement (File No. 333-143452), for a period of 30 days. Pursuant to the agreement, we will pay the placement agent at closing a cash fee equal to 6% of all cash proceeds received by us from investors it introduces to us.

We have also agreed to pay to reimburse the placement agent for up to $20,000 of expenses incurred in connection with the offering. The estimated offering expenses payable by us, excluding the placement agent’s fees, are $75,000, which include legal, accounting and printing costs and various other fees associated with registering and listing the shares of convertible preferred stock. We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act. We may also be required to contribute to payments the placement agent may be required to make in respect of such liabilities.

The agreement with the placement agent and the form of stock purchase agreement with the investors are included as exhibits to our current report on Form 8-K that will be filed with the SEC in connection with the completion of this offering.

Rodman & Renshaw, LLC may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the securities sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of convertible preferred stock and warrants by the placement agent. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

LEGAL MATTERS

The validity of the issuance of the Cell Therapeutics, Inc. securities offered by this prospectus supplement and accompanying prospectus will be passed upon for Cell Therapeutics, Inc. by Heller Ehrman LLP, Seattle, Washington. Feldman Weinstein & Smith LLP in New York, New York is acting as counsel for the placement agent.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are subject to the information requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available free of charge on our web site, http://www.cticseattle.com, and may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

Our common stock is listed on the Nasdaq Global Market and such reports, proxy statements and other information concerning us may be inspected at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

SEC rules allow us to “incorporate by reference” into this prospectus supplement the information we file with the SEC. This means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information that we file later with the SEC, including all filings filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement, will automatically update and supersede this information.

In addition to the documents listed in the accompanying prospectus, we incorporate by reference the following documents:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2006, as amended

•	our quarterly reports on Form 10-Q for the quarters ending March 31, 2007, June 30, 2007, and September 30, 2007;

•

our current reports on Form 8-K or 8-K/A filed with the SEC on filed on January 23, 2007, January 29, 2007, January 30, 2007, February 6, 2007, February 12, 2007, February 14, 2007, March 30, 2007, April 16, 2007, April 27, 2007, July 27, 2007, August 6, 2007, August 21, 2007, August 22, 2007, August 29, 2007, September 25, 2007, October 15, 2005 and December 3, 2007; and

•

The description of our capital stock contained in our Registration Statements on Form 10 filed with the SEC on June 27, 1996 and June 28, 1996, including any amendment or reports filed for the purpose of updating that description.

Any documents subsequently filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus supplement. You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information.

We will provide without charge to each person, including any beneficial owner of our common stock, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been incorporated by reference in the prospectus but not delivered with this prospectus (without exhibits, unless the exhibits are specifically incorporated by reference but not delivered with this prospectus). Requests should be directed to Louis A. Bianco, Executive Vice President, Finance and Administration, Cell Therapeutics, Inc., 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119.

PROSPECTUS

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may sell any of the securities listed above.

We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus, the information incorporated by reference and any prospectus supplement carefully before you invest.

Our common stock is quoted on the Nasdaq Global Market under the symbol “CTIC.”

The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Market or any securities exchange or market of the securities covered by the prospectus supplement.

Investing in our securities involves significant risks, which we describe in our annual report on Form 10-Q for the three months ended March 31, 2007 and in other documents that we subsequently file with the Securities and Exchange Commission, and which we will describe in supplements to this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We may sell the securities to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 15, 2007

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any applicable prospectus supplement is current only as of its date, and the information contained in any document incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, we may sell common stock, preferred stock, debt securities or warrants in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” before buying securities in this offering.

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospectus may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

This prospectus contains and incorporates by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data.

i

SUMMARY

The following is a summary of this prospectus. The following summary does not contain all the information that you should consider before investing in the notes. You should read this entire prospectus carefully, including the documents that we have incorporated by reference into this prospectus. Unless otherwise indicated, “CTI,” “Company,” “we,” “us,” “our” and similar terms refer to Cell Therapeutics, Inc. and its subsidiaries.

Our Company

We develop, acquire and commercialize novel treatments for cancer. Our goal is to build a leading biopharmaceutical company with a diversified portfolio of proprietary oncology drugs. Our research, development, acquisition and in-licensing activities concentrate on identifying and developing new, less toxic and more effective ways to treat cancer.

We are developing XYOTAX, paclitaxel poliglumex, for the treatment of non-small cell lung cancer, or NSCLC, and ovarian cancer. We believe the lack of safe and effective treatments for women with advanced first-line NSCLC who are performance status 2 represents an unmet medical need. We are also developing pixantrone, a novel anthracycline derivative, for the treatment of non-Hodgkin’s lymphoma, or NHL.

In September 2006, we entered into an exclusive worldwide licensing agreement with Novartis International Pharmaceutical Ltd., or Novartis, for the development and commercialization of XYOTAX. Total product registration and sales milestones for XYOTAX under the agreement could reach as much as $270 million. We will not receive any product registration or sales milestone payments under the licensing agreement unless Novartis elects to participate in the development and commercialization of XYOTAX and we receive the necessary regulatory approvals. There is no guarantee that Novartis will make any such election or that we will receive such regulatory approvals. The licensing agreement also provides Novartis with an option to develop and commercialize pixantrone based on certain agreed terms. There is no guarantee that Novartis will exercise this option.

We were incorporated in Washington in 1991. Our principal executive offices are located at 501 Elliott Avenue West, Seattle, Washington 98119. Our telephone number is (206) 282-7100. Our website can be found at www.cticseattle.com. We make available free of charge on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and amendments to such filings, as soon as reasonably practicable after each is electronically filed with, or furnished to, the Securities and Exchange Commission, or the SEC.

“CTI” and “XYOTAX” are our proprietary marks. All other product names, trademarks and trade names referred to in this Form 10-K are the property of their respective owners.

The Securities We May Offer

We may offer shares of our common stock, preferred stock and various series of debt securities and warrants to purchase such securities with a total value of up to $150 million from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exchange, settlement or sinking fund terms, if any;

•

conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Each holder of common stock is entitled to one vote for each share held on all other matters to be voted upon by the shareholders and there are no cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably the dividends, if any, that are declared from time to time by the board of directors out of funds legally available for that purpose. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock. We may issue shares of our preferred stock from time to time. The board of directors has the authority, without action by the shareholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. We issued 20,000 shares of our Series A 3% convertible preferred stock in February 2007 and 37,200 shares of our Series B 3% convertible preferred stock in April 2007. As of May 15, 2007, 6,850 shares of our Series A 3% convertible preferred were outstanding and 15,380 shares of our Series B 3% convertible preferred stock were outstanding.

We will fix the rights, preferences and privileges of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplements related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the Securities and Exchange Commission.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

The warrants will be evidenced by a warrant certificate issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the prospectus supplements related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of warrant agreements and warrants certificates relating to warrants for the purchase of common stock, preferred stock and debt securities have been filed as exhibits to the registration statement of which this prospectus is a part, and complete warrant agreements and warrant certificates containing the terms of warrants being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the Securities and Exchange Commission.

Financial Ratios

Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Year Ended December 31,					Three Months Ended March 31,
	2002	2003	2004	2005	2006	2006	2007
Ratio of earnings to fixed charges(1)	—	—	—	—	—	—	—

(1)	For the purposes of computing ratio of earnings to fixed charges, earnings consist of income (loss) before provision for income taxes plus fixed charges. Fixed charges consist of interest charges and that portion of rental payments under operating leases we believe to be representative of interest. Earnings for the years ended December 31, 2002, 2003, 2004, 2005, 2006 and for the three months ended March 31, 2006 and 2007, were insufficient to cover fixed charges by $49,903, $130,031, $252,298, $102,505, $135,819, $51,916 and $28,739 (in thousands) respectively.

RISK FACTORS

Prior to making a decision about investing in our securities, you should carefully consider the specific risks discussed under “Risk Factors” in the applicable prospectus supplement and in our subsequent annual reports on Form 10-K and quarterly reports on 10-Q incorporated by reference into this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to the other information contained or incorporated by reference in this prospectus, you should carefully consider the risk factors contained in and incorporated by reference into this prospectus when evaluating an investment in our common stock. This prospectus and the documents incorporated by reference into this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions, including:

•	any projections of earnings, revenues or other financial items;

•	any statements of the plans and objectives of management for future operations;

•	any statements concerning proposed new products or services;

•	any statements regarding future operations, plans, regulatory filings or approvals;

•	any statements on plans regarding proposed or potential clinical trials or new drug filing strategies;

•	any statements concerning proposed new products or services, any statements regarding pending or future mergers or acquisitions; and

•	any statements regarding future economic conditions or performance, and any statement of assumptions underlying any of the foregoing.

In some cases, forward-looking statements can be identified by the use of terminology such as “may”, “will”, “expects”, “plans”, “anticipates”, “estimates”, “potential”, or “continue” or the negative thereof or other comparable terminology. There can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from these projected or assumed in the forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, including, but not limited to, the risk factors set forth in this prospectus. All forward-looking statements and reasons why results may differ included in this prospectus are made as of the date hereof, and we assume no obligation to update any such forward-looking statement or reason why actual results might differ.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities hereby primarily for clinical development of drug candidates, as well as commercialization activities and general corporate purposes, including working capital and research expenses. In addition, we may use some of the net proceeds to hire additional personnel. The amounts and timing of the expenditures may vary significantly depending on numerous factors, such as the progress of our research and development efforts, technological advances and the competitive environment for our products. We also might use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies.

Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our restated articles of incorporation, as amended, and all applicable provisions of Washington law.

General

We are authorized to issue 100,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value. As of the close of business on May 15, 2007, there were 43,332,237 shares of common stock issued and outstanding. We also had 6,850 shares of our Series A 3% convertible preferred stock outstanding and 15,380 shares of our Series B 3% convertible preferred stock outstanding as of May 15, 2007.

Common Stock

Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by the shareholders and there are no cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably the dividends, if any, that are declared from time to time by the board of directors out of funds legally available for that purpose. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

The board of directors has the authority, without action by the shareholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of this preferred stock. However, the effects might include, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control of the company without further action by the shareholders.

As of May 15, 2007, 6,850 shares of our Series A 3% convertible preferred were outstanding and 15,380 shares of our Series B 3% convertible preferred were outstanding.

Anti-takeover Effects of Provisions of Washington Law and our Charter and Bylaws

Washington law contains certain provisions that may have the effect of delaying, deterring or preventing a change in control of the company. Chapter 23B.17 of the Washington Business Corporation Act (the WBCA) prohibits, subject to certain exceptions, a merger, sale of assets or liquidation of the company involving an “interested shareholder” (defined as a person or group of affiliated persons who own beneficially 20% or more of the company’s voting securities) unless the transaction is determined to be at a “fair price” or otherwise approved by a majority of the company’s disinterested directors or is approved by holders of two-thirds of the company’s outstanding voting securities, other than those held by the interested shareholder. A Washington corporation may, in its articles of incorporation, exempt itself from coverage of this provision, but the company has not done so. In addition, Chapter 23B.19 of the WBCA prohibits the company, with certain exceptions, from engaging in certain significant business transactions with an “acquiring person” (defined as a person or group of persons who acquire 10% or more of the company’s voting securities without the prior approval of the company’s board of directors) for a period of five years following the acquiring person’s share acquisition date. The prohibited transactions include, among others, a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person, or otherwise allowing the acquiring person to receive any disproportionate benefit as a shareholder. The company may not exempt itself from coverage of this statute. These statutory provisions may have the effect of delaying, deterring or preventing a change in control of the company.

Our board of directors is divided into three approximately equal classes of directors serving staggered three-year terms. In addition, our Amended and Restated Articles of Incorporation provide that directors may be removed from office only at a meeting of shareholders called expressly for that purpose and only for cause. Our Amended and Restated Articles of Incorporation limit “cause” to willful misfeasance having a material adverse effect on the company or conviction of a felony, provided that any action by a director shall not constitute “cause” if, in good faith, the director believed the action to be in or not opposed to the best interests of the company or if the director is entitled to be indemnified with respect to such action under applicable law, our Amended and Restated Articles of Incorporation or Amended and Restated Bylaws, or a contract with the company. Further, our Amended and Restated Bylaws require a shareholder to provide notice to the company of such shareholder’s intent to nominate a person or persons for election as directors not later than 90 days prior to the first anniversary of the previous year’s annual meeting of shareholders or, in the case of an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. A shareholder must also provide us with notice of such shareholder’s intent to make any proposal at an annual meeting of shareholders not later than 90 days prior to the first anniversary of the previous year’s annual meeting of shareholders. These provisions may have the effect of deterring hostile takeovers or delaying change in control or management of our company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the senior notes under the senior indenture which we will enter into with one or more trustees. We will issue the subordinated notes under the subordinated indenture which we will enter into with one or more trustees. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Consolidation, Merger or Sale;”

•	to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of any indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any series;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not harm the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the city of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase our common stock, preferred stock and/or debt securities in one or more series. Warrants may be offered independently or together with our common stock, preferred stock and/or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the warrants directly or under a warrant agreement which we will enter into with a warrant agent to be selected by us. We have filed forms of the warrant agreements and the related warrant certificates for each type of warrant we may offer under this prospectus as exhibits to the registration statement of which this prospectus is a part. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

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the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which such right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

If warrants for the purchase of our common stock or preferred stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

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the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

•	the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

•

the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common stock or preferred stock will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock, preferred stock or depositary shares are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock or depositary shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “—Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock, preferred stock or depositary shares, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities, common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not harm the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment therefor:

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issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

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pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

•

issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a common stock warrant or preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are global securities, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security which represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all global securities issued under this prospectus.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as a global security, an investor should be aware of the following:

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An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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An investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

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The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of three ways (or in any combination):

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

We may also sell directly to investors through subscription rights distributed to our stockholders on a pro rata basis. In connection with any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed shares of our common stock directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

The prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which the securities may be listed.

Only underwriters named in the prospects supplement are underwriters of the securities offered by the prospectus supplement.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of our securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated price, any of which may represent a discount from the prevailing market prices. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may engage in at-the-market offerings of our common stock. An at-the-market offering is an offering of our common stock at other than a fixed price to or through a market maker.

We may sell the securities directly or through agents we designate from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with the sale of our securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of debt securities, preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of securities.

Any underwriter may engage in overallotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Heller Ehrman LLP, Seattle, Washington.

EXPERTS

Stonefield Josephson, Inc., an independent registered public accounting firm, has audited our consolidated financial statements and consolidated financial statement schedule at December 31, 2006, and for each of the two years in the period ended December 31, 2006, included in our Annual Report on Form 10-K for the year ended December 31, 2006, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Such consolidated financial statements and consolidated financial statement schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Grant Thornton LLP, independent registered public accountants, have audited our consolidated financial statements and schedule included at December 31, 2004 included in our Annual Report on Form 10-K for the year ended December 31, 2006, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934 (hereinafter the “Exchange Act”). In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available free of charge on our web site, http://www.cticseattle.com, and may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

Our common stock is listed on the Nasdaq Global Market and such reports, proxy statements and other information concerning us may be inspected at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

SEC rules allow us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2007;

•	our Current Report on Form 8-K filed on January 23, 2007;

•	our Current Report on Form 8-K filed on January 29, 2007;

•	our Current Report on Form 8-K filed on January 30, 2007;

•	our Current Report on Form 8-K filed on February 2, 2007;

•	our Amended Current Report on Form 8-K/A filed on February 6, 2007;

•	our Current Report on Form 8-K filed on February 12, 2007;

•	our Current Report on Form 8-K filed on February 14, 2007;

•	our Current Report on Form 8-K filed on March 15, 2007;

•	our Amended Current Report on Form 8-K/A filed on March 30, 2007;

•	our Current Report on Form 8-K filed on April 16, 2007;

•	our Current Report on Form 8-K filed on April 27, 2007; and

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The description of our capital stock contained in our Registration Statements on Form 10 filed with the SEC on June 27, 1996 and June 28, 1996, including any amendment or reports filed for the purpose of updating that description.

In addition, we also incorporate by reference into this prospectus additional information that we may subsequently file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the offering. These documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the Securities and Exchange Commission will be incorporated by reference into, or otherwise included in, this prospectus.

We are subject to the information and reporting requirements of the Exchange Act, and file periodic reports, proxy statements and we make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

We will provide without charge to each person, including any beneficial owner of CTI common stock, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been incorporated by reference in the prospectus but not delivered with this prospectus (without exhibits, unless the exhibits are specifically incorporated by reference but not delivered with this prospectus). Requests should be directed to:

Louis A. Bianco

Executive Vice President, Finance and Administration

Cell Therapeutics, Inc.

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(206) 282-7100